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UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES
Annual Report on Form 10-K

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                                                                      Exhibit 21
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               UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         Subsidiaries of the Registrant
                         ------------------------------

All operating subsidiaries of the Registrant as of January 31, 1997 (except subsidiaries which considered in the aggregate do not constitute a significant subsidiary) were as follows:

                                                                   % of Voting
                                         Jurisdiction of           Securities
Name of Subsidiary                       Incorporation             Owned
------------------                       --------------            -----------

Unitrode B.V.                            Netherlands                  100%

Unitrode Electronics Asia Ltd.           Hong Kong                    100%

Unitrode Electronics GmbH                West Germany                 100%

Unitrode Electronics (Singapore)         Singapore                    100%
  Pte. Ltd.

Unitrode Ireland Limited                 Ireland                      100%

Unitrode S.r.l.                          Italy                        100%

Unitrode U.K. Limited                    United Kingdom               100%


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